Exhibit 5.1

SMITH MACKINNON, PA

SUITE 800

ORLANDO, FLORIDA 32801

TELEPHONE (407) 843-7300
FACSIMILE (407) 843-2448
EMAIL: JPG7300@AOL.COM

April 1, 2014

CenterState Banks, Inc.

42745 U.S. Highway 27

Davenport, Florida 33837

Gentlemen:

This opinion is issued in connection with the filing by CenterState Banks, Inc. (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-4 (the “Registration Statement”), with respect to the offer and sale of shares of common stock, par value $.01 per share, of the Company (the “Shares”) pursuant to an Agreement and Plan of Merger by and between First Southern Bancorp, Inc. and the Company (the “Agreement”).

We have examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the Registration Statement and the Agreement, will be legally issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Florida and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Proxy Statement-Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

SMITH MACKINNON, PA

By:	/s/ John P. Greeley
John P. Greeley